Exhibit 99.1

PACCAR Inc
Public Affairs Department
P.O. Box 1518
Bellevue, WA 98009
Contact:	Ken Hastings
(425) 468-7530
ken.hastings@paccar.com

FOR IMMEDIATE RELEASE

PACCAR Achieves Good Financial Performance and Record PACCAR Parts Revenue

April 29, 2025, Bellevue, Washington – “PACCAR reported good revenues and net income in the first quarter of 2025,” said Preston Feight, chief executive officer. “Peterbilt, Kenworth and DAF delivered good results, PACCAR Parts delivered record revenue and strong profits, and PACCAR Financial Services achieved good results due to its high-quality portfolio. I am very proud of our employees and dealers who have delivered outstanding trucks and transportation solutions to our customers.”

PACCAR achieved quarterly revenues of $7.44 billion in the first quarter of 2025, compared to $8.74 billion reported in the same period in 2024. The company reported net income of $505.1 million ($.96 per diluted share) in the first quarter of 2025, including a $264.5 million after-tax charge related to civil litigation in Europe. Harrie Schippers, president and chief financial officer, said, “PACCAR is making good progress on substantially resolving the EU civil litigation.” Excluding the charge, the company earned adjusted net income (non-GAAP)1 of $769.6 million ($1.46 per diluted share) in the first quarter of 2025. PACCAR achieved $1.20 billion ($2.27 per diluted share) in net income in the first quarter last year.

Feight added, “The truck industry is in an exciting, dynamic time of technological change. PACCAR’s long-term investments in new truck models, advanced manufacturing and technology-enabled aftermarket solutions will support customers’ and the company’s growth.”

Highlights – First Quarter 2025

Highlights of PACCAR’s financial results during the first quarter of 2025 include:

•
Consolidated revenues of $7.44 billion.
•
Net income of $505.1 million.
•
Adjusted net income (non-GAAP) of $769.6 million.
•
Record PACCAR Parts revenue of $1.69 billion.
•
PACCAR Parts pretax income of $426.5 million.
•
PACCAR Financial Services pretax income of $121.1 million.
•
Cash provided by operations of $910.3 million.
•
Capital investment of $171.9 million and R&D expense of $115.4 million.
•
Stockholders’ equity of $18.02 billion.

_________________

1 See attached supplementary information on non-GAAP financial measures.

Global Truck Markets

Kevin Baney, PACCAR executive vice president, said, “Kenworth and Peterbilt’s industry-leading trucks provide customers with premium quality and low total cost of ownership. The North American truck market is being affected by uncertain economic conditions and the impact of new tariffs.” U.S. and Canada Class 8 truck industry retail sales are estimated to be in a range of 235,000-265,000 trucks in 2025.

Peterbilt 579 Truck

“The aerodynamic and innovative DAF XD, XF, XG and XG+ trucks offer best-in-class driver comfort and fuel efficiency to customers,” said Harald Seidel, DAF president. “The DAF XB was honored as Best Truck at the Fleet News Awards in London in the first quarter.” European truck industry registrations for the above 16-tonne market in 2025 are projected to be between 270,000 and 300,000 trucks.

Kenworth W900 Truck

The South American above 16-tonne truck market is projected to be in the range of 100,000-110,000 trucks in 2025. DAF Brasil has achieved 10% market share in the Brasil above 16-tonne truck market. DAF Brasil exports vehicles to Chile and Colombia, with plans to grow across the South American continent. “PACCAR is expanding its DAF truck factory in Ponta Grossa, Brasil, by 65,000 sq. ft., to increase capacity and enhance its engine production capabilities,” said Mike Dozier, PACCAR executive vice president.

DAF Brasil Factory Expansion

PACCAR Parts Achieves Record Revenues and Strong Profits

First quarter 2025 revenues were a record $1.69 billion compared to $1.68 billion reported in the same period last year. PACCAR Parts achieved quarterly pretax income of $426.5 million, compared to $455.8 million earned in the first quarter of 2024. Bryan Sitko, PACCAR vice president and PACCAR Parts general manager, said, “PACCAR Parts provides aftermarket parts and transportation solutions that deliver greater uptime and profitability for our customers. PACCAR Parts’ excellent performance reflects investments in new parts distribution centers (PDCs), TRP all-makes parts and TRP stores, and world-class logistics capabilities.”

PACCAR Engine Remanufacturing Facility in Columbus, MS

PACCAR has produced 1.2 million PACCAR MX engines, leading to a downstream powertrain business opportunity in remanufactured engines. “PACCAR is investing in a 50,000 sq. ft., $35 million PACCAR engine remanufacturing facility in Columbus, Mississippi,” shared Harry Wolters, PACCAR vice president. “This new factory will remanufacture existing PACCAR engines to provide dealers and customers reliable and lower cost powertrains for their current vehicles.”

PACCAR Parts’ 20 global parts distribution centers support more than 2,000 DAF, Kenworth and Peterbilt sales, parts and service locations, and more than 350 TRP stores. These independent, well-capitalized dealers provide outstanding service to customers, complementing the premium quality of DAF, Kenworth and Peterbilt vehicles.

PACCAR Financial Services Achieves Good Quarterly Profits

PACCAR Financial Services (PFS) achieved pretax income of $121.1 million in the first quarter of 2025, 6% higher than the $113.9 million earned in the first quarter of 2024. First quarter 2025 revenues were $528.0 million compared to $509.3 million in the same quarter of last year. “PFS achieved good quarterly results due to its strong portfolio quality,” said Craig Gryniewicz, PACCAR vice president. “PFS is a leader in the market with its superior Kenworth, Peterbilt and DAF products, innovative technologies that provide seamless credit application and loan processing, and its support of customers in all phases of the business cycle.” PFS will open a used truck center in Warsaw, Poland, this year, to increase the sale of used trucks in Central Europe.

Kenworth T280 PacLease Truck

PFS has a portfolio of 235,000 trucks and trailers, with total assets of $22.75 billion. PacLease, a major full-service truck leasing company in North America and Europe with a fleet of 40,000 vehicles, is included in this segment. “PACCAR’s strong balance sheet, complemented by its A+/A1 credit ratings, enables PFS to offer competitive retail financing to Kenworth, Peterbilt and DAF dealers and customers in 26 countries on four continents,” said Terren Drake, PACCAR Financial Corp. president. “PFS has excellent access to the debt markets, issuing $695 million in medium-term notes during the first quarter of 2025.”

Capital and R&D Investments in Products, Technologies and Facilities

PACCAR’s consistent long-term profits, strong balance sheet, and focus on quality, technology and innovation have enabled the company to invest $8.8 billion in world-class facilities, next generation products and state-of-the-art technologies during the past decade. PACCAR invested $171.9 million in capital projects and $115.4 million in research and development expenses in the first quarter of 2025. Harrie Schippers, president and chief financial officer, said, “Capital expenditures are projected to be in the range of $700-$800 million and research and development expenses are estimated to be in the range $450-$480 million in 2025. PACCAR is increasing its investment in next generation internal combustion, hybrid and battery-electric powertrains, integrated connected vehicle services, expanded manufacturing capabilities, and advanced driver assistance systems that will create value for our customers.” In addition to the capital and R&D investments, the company plans to invest a total project amount of $600-$900 million in its battery joint venture, Amplify Cell Technologies.

PACCAR Technical Center Expansion (Rendering)

Dr. Phil Stephenson, PACCAR Technical Center general manager, commented, “PACCAR’s 38,000 sq. ft. technical research facility expansion will accelerate new product development for global markets and enable next generation vehicle and powertrain innovations. Laboratory enhancements, such as a new advanced battery test facility, machining equipment and an electron microscope, support PACCAR’s ability to deliver the highest quality products for our customers.”

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium- and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates. PACCAR also designs and manufactures advanced powertrains, provides financial services and information technology, and distributes truck parts related to its principal business.

PACCAR will hold a conference call with securities analysts to discuss first quarter earnings on April 29, 2025, at 8:00 a.m. Pacific time. Interested parties may listen to the call by selecting “Q1 Earnings Webcast” at PACCAR’s homepage. The webcast will be available on a recorded basis through May 6, 2025. PACCAR shares are traded on the Nasdaq Stock Market, symbol PCAR. Its homepage is www.paccar.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in PACCAR’s filings with the Securities and Exchange Commission.

PACCAR Inc

SUMMARY STATEMENTS OF OPERATIONS (Unaudited)

(in millions except per share amounts)

	Three Months Ended
	March 31
	2025		2024
Truck, Parts and Other:
Net sales and revenues	$6,913.7		$8,235.0
Cost of sales and revenues	5,891.0		6,673.8
Research and development	115.4		105.5
Selling, general and administrative	143.3		147.6
Interest and other expenses (income), net	325.8	(1)	(27.0)

Truck, Parts and Other Income Before Income Taxes	438.2		1,335.1

Financial Services:
Revenues	528.0		509.3
Interest and other	350.3		340.3
Selling, general and administrative	38.3		39.0
Provision for losses on receivables	18.3		16.1

Financial Services Income Before Income Taxes	121.1		113.9
Investment income	83.8		85.5

Total Income Before Income Taxes	643.1		1,534.5
Income taxes	138.0		339.2

Net Income	$505.1		$1,195.3

Net Income Per Share:
Basic	$.96		$2.28
Diluted	$.96		$2.27

Weighted Average Shares Outstanding:
Basic	525.9		524.9
Diluted	526.9		526.3

Dividends declared per share	$.33		$.27

(1) Includes a $350.0 million charge related to civil litigation in Europe (EC-related claims).

PACCAR Inc

CONDENSED BALANCE SHEETS

(in millions)

	March 31	December 31
	2025	2024
	(Unaudited)
ASSETS
Truck, Parts and Other:
Cash and marketable securities	$8,100.0	$9,649.9
Trade and other receivables, net	2,212.4	1,933.8
Inventories, net	2,375.6	2,367.1
Property, plant and equipment, net	4,127.2	3,985.6
Other assets	3,164.3	3,071.0
Financial Services Assets	22,745.2	22,411.5

	$42,724.7	$43,418.9

LIABILITIES AND STOCKHOLDERS' EQUITY
Truck, Parts and Other:
Accounts payable, deferred revenues and other	$7,338.4	$8,333.2
Financial Services Liabilities	17,364.2	17,578.8
STOCKHOLDERS' EQUITY	18,022.1	17,506.9

	$42,724.7	$43,418.9

Common Shares Outstanding	525.0	524.4

PACCAR Inc

CONDENSED CASH FLOW STATEMENTS (Unaudited)

(in millions)

Three Months Ended March 31,	2025	2024
OPERATING ACTIVITIES:
Net income	$505.1	$1,195.3
Depreciation and amortization:
Property, plant and equipment	99.7	104.2
Other assets	105.4	130.8
Net change in trade receivables, inventory and payables	(42.0)	140.5
Net decrease (increase) in wholesale receivables on new trucks	28.8	(183.4)
All other operating activities, net	213.3	81.6

Net Cash Provided by Operating Activities	910.3	1,469.0

INVESTING ACTIVITIES:
Payments for property, plant and equipment	(165.1)	(191.3)
Acquisitions of equipment for operating leases	(160.7)	(160.5)
Net increase in financial services receivables	(198.3)	(317.4)
Net increase in marketable debt securities	(20.6)	(25.8)
Proceeds from asset disposals and other	152.1	168.9

Net Cash Used in Investing Activities	(392.6)	(526.1)

FINANCING ACTIVITIES:
Payments of cash dividends	(1,747.0)	(1,816.5)
Purchases of treasury stock	(4.3)	(4.0)
Proceeds from stock compensation transactions	22.5	35.4
Net decrease in debt and other	(405.9)	(94.9)

Net Cash Used in Financing Activities	(2,134.7)	(1,880.0)
Effect of exchange rate changes on cash	73.9	(50.1)

Net Decrease in Cash and Cash Equivalents	(1,543.1)	(987.2)
Cash and cash equivalents at beginning of period	7,060.8	7,181.7

Cash and cash equivalents at end of period	$5,517.7	$6,194.5

PACCAR Inc

SEGMENT AND OTHER INFORMATION (Unaudited)

(in millions)

	Three Months Ended
	March 31
	2025		2024
Sales and Revenues:
Truck	$5,225.8		$6,541.0
Parts	1,689.9		1,675.9
Financial Services	528.0		509.3
Intersegment Eliminations and Other	(2.0)		18.1

	$7,441.7		$8,744.3

Pretax Profit:
Truck	$364.9		$881.6
Parts	426.5		455.8
Financial Services	121.1		113.9
Investment Income and Other	(269.4)	(1)	83.2

	$643.1		$1,534.5

GEOGRAPHIC REVENUE

(in millions)

	Three Months Ended
	March 31
	2025	2024
United States and Canada	$4,627.3	$5,674.6
Europe	1,568.6	1,805.0
Other	1,245.8	1,264.7

	$7,441.7	$8,744.3

NEW TRUCK DELIVERIES

	Three Months Ended
	March 31
	2025	2024
United States and Canada	22,200	29,500
Europe	10,400	11,600
Other	7,500	7,000

	40,100	48,100

(1) Includes a $350.0 million charge related to civil litigation in Europe (EC-related claims).

PACCAR Inc
SUPPLEMENTARY INFORMATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

This earnings release includes “adjusted net income (non-GAAP)” and “adjusted net income per diluted share (non-GAAP)”, which are financial measures that are not in accordance with U.S. generally accepted accounting principles (“GAAP”), since they exclude a charge for EC-related claims. These measures differ from the most directly comparable measures calculated in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies.

On July 19, 2016, the European Commission (EC) concluded its investigation of all major European truck manufacturers and reached a settlement with the Company. Following the settlement, legal proceedings seeking damages were filed against all major European truck manufacturers. In the first quarter of 2023, the Company recorded a pretax charge of $600.0 ($446.4 after-tax) for the estimable total cost. Several courts have issued judgments; some have been favorable while others have been unfavorable and have been appealed. The Company has settled with the majority of claimants and continues to pursue appropriate resolutions. Due to higher settlement costs, the Company updated its estimate and recorded an additional pretax charge of $350.0 ($264.5 after-tax) for the total estimable remaining costs in Interest and other expenses (income), net in the first quarter of 2025.

The Company utilizes these non-GAAP measures to allow investors and management to evaluate operating trends by excluding a significant charge that is not representative of company performance.

Reconciliations from the most directly comparable GAAP measures to adjusted net income (non-GAAP) and adjusted net income per diluted share (non-GAAP) are as follows:

Three Months Ended
($ in millions, except per share amounts)	March 31, 2025
Net income	$505.1
EC-related claims, net of taxes	264.5
Adjusted net income (non-GAAP)	$769.6
Per diluted share:
Net income	$.96
EC-related claims, net of taxes	.50
Adjusted net income (non-GAAP)	$1.46